WPS RESOURCES CORPORATION AND SUBSIDIARIES                           EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2000                                      Page 1
(Thousands)
	WPSC	WPSR	WPSRCC	UPPCO

Operating Revenues
Electric utility	$575,951	$ -	$ -	$66,754
Gas utility	264,519	-	-	-
Nonregulated gas	-	-	919,503	-
Nonregulated electric and other	-	84,529	146,897	-
Total Operating Revenues	840,470	84,529	1,066,400	66,754

Operating Expenses
Utility electric production fuels	128,538	-	-	969
Utility purchased power	62,610	-	-	25,770
Utility gas purchased for resale	185,143	-	-	-
Nonregulated gas cost of sales	-	-	908,212	-
Nonregulated electric and other cost of sales	-	-	106,969	-
Other operating expenses	160,698	4,334	58,483	16,029
Maintenance	67,354	-	-	5,677
Depreciation and decommissioning	85,288	260	8,071	6,045
Taxes other than income	28,083	7	959	4,606
Total Operating Expenses	717,714	4,601	1,082,694	59,096
Operating Income	122,756	79,928	(16,294)	7,658

Other Income and (Deductions)
Allowance for equity funds used during construction	1,712	-	-	-
Other, net	17,970	(4,158)	1,911	35
Total Other Income and (Deductions)	19,682	(4,158)	1,911	35

Income Before Interest Expense	142,438	75,770	(14,383)	7,693

Interest Expense
Interest on long-term debt	21,833	10,589	7,083	4,036
Other interest	9,824	4,964	4,212	315
Allowance for borrowed funds used during construction	(2,752)	-	-	-
Total Interest Expense	28,905	15,553	11,295	4,351

Distributions - Preferred Securities of Subsidiary Trust	-	-	-	-

Income Before Income Taxes	113,533	60,217	(25,678)	3,342
Income Taxes	40,052	(6,776)	(28,337)	885
Preferred Stock Dividends of Subsidiary	3,111	-	-	-
Net Income	$ 70,370	$66,993	$ 2,659	$ 2,457

WPSC - Wisconsin Public Service Corporation
WPSR - WPS Resources Corporation
WPSRCC - WPS Resources Capital Corporation
UPPCO - Upper Peninsula Power Company

WPS RESOURCES CORPORATION AND SUBSIDIARIES                             EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME Continued
FOR THE YEAR ENDED DECEMBER 31, 2000                                         Page 2
(Thousands)
	UPBDC	PENVEST	WPSN	Cap Trst I

Operating Revenues
Electric utility	$ -	$ -	$ -	$ -
Gas utility	-	-	-	-
Nonregulated gas	-	-	-	-
Nonregulated electric and other	1,112	65	(50)	-
Total Operating Revenues	1,112	65	(50)	-

Operating Expenses
Utility electric production fuels	-	-	-	-
Utility purchased power	-	-	-	-
Utility gas purchased for resale	-	-	-	-
Nonregulated gas cost of sales	-	-	-	-
Nonregulated electric and other cost of sales	-	-	-	-
Other operating expenses	23	12	12	-
Maintenance	-	-	-	-
Depreciation and decommissioning	154	23	1	-
Taxes other than income	121	23	-	-
Total Operating Expenses	298	58	13	-
Operating Income	814	7	(63)	-

Other Income and (Deductions)
Allowance for equity funds used during construction	-	-	-	-
Other, net	-	90	-	3,603
Total Other Income and (Deductions)	-	90	-	3,603

Income Before Interest Expense	814	97	(63)	3,603

Interest Expense
Interest on long-term debt	335	-	-	102
Other interest	-	-	-	-
Allowance for borrowed funds used during construction	-	-	-	-
Total Interest Expense	335	-	-	102

Distributions - Preferred Securities of Subsidiary Trust	-	-	-	3,501

Income Before Income Taxes	479	97	(63)	-
Income Taxes	171	34	(24)	-
Preferred Stock Dividends of Subsidiary	-	-	-	-
Net Income	$ 308	$63	$(39)	$ -

UPBDC - Upper Peninsula Building Development Company
PENVEST - Penvest, Inc.
WPSN - WPS Nuclear Corporation
CAP TRST I - WPSR Capital Trust I

WPS RESOURCES CORPORATION AND SUBSIDIARIES                          EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME                                     Continued
FOR THE YEAR ENDED DECEMBER 31, 2000                                     Page 3
(Thousands)

		Eliminations		Consolidated Statement of Income
	VISIONS	Debit	Credit

Operating Revenues
Electric utility	$-	$ 18,919	$ -	$ 623,786
Gas utility	-	-	-	264,519
Nonregulated gas	-	5,687	-	913,816
Nonregulated electric and other	-	83,100	-	149,453
Total Operating Revenues	-	107,706	-	1,951,574

Operating Expenses
Utility electric production fuels	-	-	-	129,507
Utility purchased power	-	-	18,907	69,473
Utility gas purchased for resale	-	852	5,687	180,308
Nonregulated gas cost of sales	-	-	852	907,360
Nonregulated electric and other cost of sales	-	-	15	106,954
Other operating expenses	-	-	1,121	238,470
Maintenance	-	-	-	73,031
Depreciation and decommissioning	-	-	-	99,842
Taxes other than income	-	-	-	33,799
Total Operating Expenses	-	852	26,582	1,838,744
Operating Income	-	108,558	26,582	112,830

Other Income and (Deductions)
Allowance for equity funds used during construction	-	-	-	1,712
Other, net	-	3,603	-	15,848
Total Other Income and (Deductions)	-	3,603	-	17,560

Income Before Interest Expense	-	112,161	26,582	130,390

Interest Expense
Interest on long-term debt	-	-	2,301	41,677
Other interest	-	-	7,460	11,855
Allowance for borrowed funds used during construction	-	-	-	(2,752)
Total Interest Expense	-	-	9,761	50,780

Distributions - Preferred Securities of Subsidiary Trust	-	-	-	3,501

Income Before Income Taxes	-	112,161	36,343	76,109
Income Taxes	-	-	-	6,005
Preferred Stock Dividends of Subsidiary	-	-	-	3,111
Net Income	$-	$112,161	$36,343	$ 66,993

VISIONS - WPS Visions, Inc.